AMENDMENT NUMBER 1 TO
                             RECEIVABLES PURCHASE AGREEMENT


                         AMENDMENT NUMBER 1 TO RECEIVABLES PURCHASE
               AGREEMENT (this "Amendment"), dated as of May 11, 1994, between LADD FURNITURE, INC., a North Carolina corpora-tion, as buyer (in such capacity, the "Buyer"), and CLAYTON-MARCUS COMPANY, INC., a North Carolina corporation, BARCLAY FURNITURE CO., a Mississippi corporation, LADD TRANSPORTATION, INC., a North Carolina corporation (each a "Designated Subsidiary" or "Seller") and PILLIOD FURNITURE, INC., a North Carolina corporation ("Pilliod") amending that certain Receivables Purchase Agreement dated as of January 28, 1994 among the Buyer and the Designated Subsidiaries (the "Receivables Purchase Agree-ment").

                         WHEREAS, Pilliod has requested that the Buyer
               agree to add Pilliod as a "Designated Subsidiary" under and as defined in the Receivables Purchase Agreement;

                         WHEREAS, Pilliod is a wholly-owned subsidiary
               of the Buyer; and

                         WHEREAS, on the terms and conditions set forth
               herein, the Buyer is willing to amend the Receivables Purchase Agreement to provide for the addition of Pilliod as a "Designated Subsidiary" under and as defined in the Receivables Purchase Agreement.

                         NOW, THEREFORE, the parties hereby agree as
               follows:

                         SECTION 1.  Defined Terms.  As used in this
               Amendment capitalized terms have the same meanings as-signed thereto in the Receivables Purchase Agreement.

                         SECTION 2. Addition of Pilliod as a Designated Subsidiary and Seller. The Receivables Purchase Agree-ment is hereby amended to add Pilliod as a party thereto as a Designated Subsidiary and as a Seller. Pilliod agrees to perform each and every obligation under the Receivables Purchase Agreement required to be performed thereunder by a Designated Subsidiary or a Seller, either individually or jointly and severally, whether such obligations relate to Pilliod as a Designated Subsidiary or Seller per se or to Receivables originated by Pilliod. The Buyer hereby consents to the addition of Pilliod as a Designated Subsidiary and as a Seller.

                         SECTION 3.  Representations and Warranties.
               Pilliod hereby makes to the Buyer, on and as of the date hereof, each representation and warranty set forth in
               Section 4.1 of the Receivables Purchase Agreement, with the following modifications:

                         (a)  With respect to Section 4.1(i) of the
               Receivables Purchase Agreement, the chief place of busi-ness and chief executive office of Pilliod as of the date hereof and for at least the last 4 years is and has been 1403 Eastchester Drive, High Point, North Carolina 27265; and

                         (b)  With respect to Section 4.1(m) of the
               Receivables Purchase Agreement, as of the close of busi-ness on May 10, 1994 the aggregate Outstanding Balance of the Receivables owned by Pilliod was $11,852,800.01.

                         SECTION 4. Credit and Collection Policy. From and after May 1, 1994 Pilliod has originated and will continue to originate Receivables in accordance with the Credit and Collection Policy attached to the Transfer Agreement as Exhibit B thereto, as from time to time amended in accordance with such agreement.

                         SECTION 5. Conditions Precedent. This amend-ment shall not become effective until the Buyer shall have received the following:

                                   (a)  Copies of proper financing
                    statements (Form UCC-1), dated a date reasonably near to the date of this Amendment naming Pilliod as debtor and the Buyer as secured party and showing Enterprise as assignee of the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Buyer desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Buyer's ownership interest in all Receivables originated by Pilliod; and


                                   (b)  All corporate and legal proceed-
                    ings and all instruments in connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to the Buyer, and the Buyer shall have received from each Seller and Pilliod copies of all documents (including, without limitation, records of corporate proceedings) rele-vant to the transactions herein contemplated as the Buyer may have reasonably requested.

                         SECTION 6.  Governing Law.  THIS AMENDMENT
               SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

                         SECTION 7. Severability; Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenfor-ceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unen-forceable such provision in any other jurisdiction.

                         SECTION 8.  Captions.  The captions in this
               Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions here-of.

                         SECTION 9. Ratification. Except as expressly affected by the provisions hereof, the Receivables Pur-chase Agreement as amended shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Receivables Purchase Agree-ment to "this Agreement", "hereunder", "herein" or words of like import shall mean and be a reference to the Receivables Purchase Agreement as amended by this Amend-ment.

                         IN WITNESS WHEREOF, the parties hereto have
               executed and delivered this Amendment as of the date first written above.

                                        LADD FURNITURE, INC.,
                                          as Buyer


                                        By:_______________________
                                           Name:
                                           Title:

                                        CLAYTON-MARCUS COMPANY, INC.,
                                          as Seller


                                        By:
                                           Name:
                                           Title:

                                        BARCLAY FURNITURE CO.,
                                          as Seller


                                        By:________________________
                                           Name:
                                           Title:


                                        LADD TRANSPORTATION, INC.,
                                          as Seller


                                        By:
                                           Name:
                                           Title:


                                        PILLIOD FURNITURE, INC.


                                        By:
                                           Name:
                                           Title:


                                         3